UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2025
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02    Unregistered Sale of Equity Securities.
On January 8, 2025, Creative Media & Community Trust Corporation (the “Company”) issued 20,368 shares of Common Stock in respect of redemptions of the Company’s Series A1 Preferred Stock, par value $0.001 (the “Series A1 Preferred Stock”), in lieu of cash payment for the redemption of 1,738 shares of Series A1 Preferred Stock. Such redemptions were requested by the holders of Series A1 Preferred Stock based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date (with each such term as defined in the Company’s charter).
On January 9, 2025, the Company issued 83,952 shares of Common Stock in respect of redemptions of the Company’s Series A1 Preferred Stock, in lieu of cash payment for the redemption of 7,120 shares of Series A1 Preferred Stock. Such redemptions were requested by the holders of Series A1 Preferred Stock based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date. Additionally, on January 9, 2025, the Company issued 127,392 shares of Common Stock in respect of redemptions of the Company’s Series A Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), in lieu of cash payment for the redemption of 10,269 shares of Series A Preferred Stock. Such redemptions were requested by the holders of Series A Preferred Stock based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date.
On January 10, 2025, the Company issued 770,035 shares of Common Stock in respect of redemptions of the Company’s Series A1 Preferred Stock, in lieu of cash payment for the redemption of 65,285 shares of Series A1 Preferred Stock. Such redemptions were requested by the holders of Series A1 Preferred Stock based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date. Additionally, on January 10, 2025, the Company issued 485,326 shares of Common Stock in respect of redemptions of the Company’s Series A Preferred Stock, in lieu of cash payment for the redemption of 39,814 shares of Series A Preferred Stock. Such redemptions were requested by the holders of Series A Preferred Stock based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date.
The Company plans to continue to satisfy some or all redemption requests submitted by holders of our shares of Series A Preferred Stock and Series A1 Preferred Stock in shares of Common Stock through the first quarter of 2025.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed two amendments to its charter (each, an “Amendment” and collectively, the “Amendments”) with the State Department of Assessments and Taxation of Maryland, to effectuate a one-for-ten reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock. Pursuant to the first Amendment, effective as of 12:01 am Eastern Standard Time on January 6, 2025 (the “Effective Time”), every ten shares of common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time will be automatically combined into one issued and outstanding share of common stock, par value $0.01 per share. The second Amendment, effective as of 12:02 am Eastern Standard Time on January 6, 2025, will revert the par value of the Company’s issued and outstanding common stock to $0.001 per share.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendments, which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2 and incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
3.1*	Creative Media & Community Trust Corporation Articles of Amendment (reverse stock split).
3.2*	Creative Media & Community Trust Corporation Articles of Amendment (par value decrease).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: January 13, 2025	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer